CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Class A Shares, Class C Shares, and Class R3 Shares Prospectuses of Neuberger Berman High Income Bond Fund (one of the series of the Lehman Brothers Income Funds), and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Lehman Brothers Income Funds’ Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 002-85229) of our reports dated December 19, 2008 on the financial statements and financial highlights of Neuberger Berman High Income Bond Fund (one of the series constituting Lehman Brothers Income Funds) included in the October 31, 2008 Annual Report to Shareholders of Lehman Brothers Income Funds.

                                                                                                                                         /s/ Ernst & Young LLP

Boston, Massachusetts
May 13, 2009